Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

TERADATA CORPORATION

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be set forth in the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Corporation may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place (if any), either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held in any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (“DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Subject to the other provisions of these Bylaws, any other business as may be properly brought before the meeting in accordance with these Bylaws may be transacted at the annual meeting of stockholders. The Corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either the (a) Chair of the Board of Directors, if there be one, or (b) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (i) a majority of the members of the Board of Directors or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place (if any), date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Unless otherwise required by law or the Certificate of Incorporation, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation, and if given by courier service, such notice shall be deemed given on the earlier of when the notice is received or left at such stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given as set forth in Section 232 of the DGCL.

Section 5. Adjournments; Postponements. Whether or not a quorum is present, any annual or special meeting of the stockholders may be adjourned from time to time to any other time and other place (if any) by the chair of the meeting or the Board of Directors. When a meeting is adjourned to another time or place (if any) (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws; provided that if the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting shall be given, in accordance with Section 4 of this Article II of these Bylaws. The Board of Directors may, at any time prior to the holding of an annual meeting or a special meeting of stockholders, postpone, reschedule or cancel such meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person, present by remote communication, or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the chair of the meeting or the stockholders entitled to vote thereat, present in person, present by remote communication, or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power present in person, present by remote communication, or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any outstanding series of Preferred Stock, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder in his, her or its name on the books of the Corporation at the close of business on the record date for such meeting. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or by a transmission permitted by applicable law) by the stockholder, or by such stockholder’s duly authorized attorney in fact. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 9. No Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Section 10. List of Stockholders Entitled to Vote. The Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 11 at the adjourned meeting.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 13. Organization and Conduct of Meetings. The Chair of the Board of Directors shall act as chair of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chair of any meeting in the absence of the Chair of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chair of any stockholders meeting in the absence of the Chair and such designee. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (d) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time (if any) allotted to questions or comments by participants. The chair of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chair of the meeting should so determine, such chair of the meeting shall, in his or her discretion, so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law.

Section 15. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the Corporation’s proxy materials with respect to such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (ii) who is entitled to vote at such annual meeting and (iii) who complies with the notice procedures set forth in this Section 15. In addition to the other requirements set forth herein, a stockholder may not transact any business at an annual meeting unless (A) such stockholder, any beneficial owner on whose behalf such business is proposed, and any affiliate who controls such stockholder or beneficial owner (a “control person”), acted in a manner consistent with the representation made in the Business Solicitation Representation, as defined herein and (B) such business is a proper matter for stockholder action under Delaware law. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever mailing or public disclosure occurs first. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, the term “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder and such beneficial owner, if any, on whose behalf such proposal is made (each, a “party”) proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such party and (b) the name and address of each such party; (c) as to each party: (i) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each such party, (ii) any agreement, arrangement or understanding, written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the Corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (a “Derivative Instrument”) to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (A) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such party, (B) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (C) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation held by each such party (for purposes of this Section 15 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this clause (c) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (d) a description of all arrangements or understandings between each such party and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of each such party in such business, (e) any direct or indirect interest of such party in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (f) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (g) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D), and (h) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (a) through (h) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, (i) a representation that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (j) a representation (a “Business Solicitation Representation”) whether or not either party, or a control person, if any, intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such proposed business. In addition, such stockholder’s notice shall set forth, with respect to any control person, the name and address of such control person; the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such control person (which information set forth in this clause shall be supplemented by such stockholder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and any other information relating to such control person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 15. If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall, in his or her discretion, declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the provisions of this Section 15, unless otherwise required by law, or otherwise determined by the chair of the meeting, if the stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a written statement executed by such stockholder (or a reliable reproduction of such statement) delivered to the Corporation prior to the making of such nomination (in the case of Section 16 or 17) or proposal (in the case of Section 15) at such meeting (and in any event not fewer than five (5) days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. Without limiting any remedy available to the Corporation, a stockholder may not present business at a meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable) or any control person (as applicable) acted contrary to any representation, certification or agreement required by this Section 15, otherwise failed to comply with this Section 15 (or with any law, rule or regulation identified in this Section 15) or provided false or misleading information to the Corporation.

For purposes of these Bylaws, unless otherwise indicated, the terms “affiliate” and “associate” shall have the respective meanings ascribed thereto in Rule 405 under the Securities Act of 1933 (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and the term “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act.

Section 16. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (c) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (ii) who is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in this Section 16, or (d) by an Eligible Stockholder (as defined in Section 17) that complies with the requirements of Section 17 and these Bylaws. In addition to the other requirements set forth herein, a stockholder may not present a nominee for election at an annual or special meeting (and any such nominee shall be disqualified from standing for election or re-election) unless such stockholder, any beneficial owner on whose behalf such nomination is made and any control person, acted in a manner consistent with the representations made in the Nominee Solicitation Representation, as defined herein. For the avoidance of doubt, the foregoing clauses (c) and (d) shall be the exclusive means for a stockholder to make nominations for director election at a meeting of stockholders (except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not later than the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever mailing or public disclosure occurs first; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall an adjournment of an annual or special meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may set forth in such notice for nomination for election or re-election at a stockholder meeting (or, in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the stockholder meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such stockholder meeting.

Notwithstanding anything in this Section 16 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation on or before the tenth (10th) day before a stockholder’s notice of nomination must be delivered to the Corporation in accordance with the preceding paragraph, a stockholder’s notice required by this Section 16 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day after the day on which such public disclosure is first made by the Corporation.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock (if any) of the Corporation which are owned, directly or indirectly, beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made, (each, a “party”) (i) the name and address of each such party, (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each such party, (B) any Derivative Instrument to which such party is a party or that is directly or indirectly owned beneficially by any such party, which Derivative Instruments shall be disclosed without regard to whether (1) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such party, (2) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (3) such party may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 16, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between each such party and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made, (iv) any direct or indirect interest of such party in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (v) a complete and accurate description of any pending, or to such party’s knowledge, threatened, legal proceeding in which such party is a party or participant involving the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation, (vi) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party (regardless of whether such party is actually required to file a Schedule 13D), and (vii) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings made in connection with solicitations of proxies for, as applicable, the proposal or the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct a proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (i) through (vii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; (ix) a representation that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (x) a representation (a “Nominee Solicitation Representation”) whether either party, or a control person, if any, intends to, or is part of a group that intends to, deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares reasonably believed by such party to elect its nominee or nominees and/or whether or not either such party intends to otherwise solicit proxies from stockholders in support of such nominee or nominees; and (xi) a representation as to whether or not the stockholder, beneficial owner, if any, or control person, if any, intends to, or is part of a group that intends to, solicit proxies or votes in support of director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in a proxy statement and a written representation from each proposed nominee that such proposed nominee currently intends to serve for a full term if elected as a director. In addition, such stockholder’s notice shall set forth, with respect to any control person, the name and address of such control person; the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such control person (which information set forth in this clause shall be supplemented by such stockholder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and any other information relating to such control person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act. In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Upon request by the Corporation, if any stockholder making such a nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

To be eligible to be a nominee for election as a director of the Corporation at an annual or special meeting, the proposed nominee must be nominated in the manner prescribed in this Section 16 and, as applicable, Section 17, and must deliver (in accordance with the time period prescribed for delivery in a notice to such proposed nominee given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (a) all completed written questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether the nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s Corporate Governance Guidelines, Code of Conduct, confidentiality, stock ownership, trading and any other Corporation polices and guidelines applicable to directors of the Corporation), which questionnaires shall be provided by the Corporation following a request therefor from such nominee and (b) a written representation and agreement (in form provided by the Corporation, which will be provided by the Corporation following a request therefor from such nominee) that such proposed nominee (i) is not and, if elected as a director during such director’s term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation and (iii) if elected as a director of the Corporation, will comply with the Corporation’s Corporate Governance Guidelines, Code of Conduct, confidentiality, stock ownership, trading and any other Corporation polices and guidelines applicable to directors of the Corporation and in effect during such person’s term in office as a director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect).

In addition to the information required pursuant to the foregoing provisions of this Section 16, any proposed nominee shall also provide to the Corporation such other information as the Corporation may reasonably request that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to determine whether such person can be considered an independent director. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation but in any event within five (5) business days after such request. In addition, the Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following the date of any reasonable request therefor from the Board or any committee thereof.

Notwithstanding the provisions of this Section 16, unless otherwise required by law, or otherwise determined by the chair of the meeting, if the stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders of the Corporation to present the nomination(s), such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16 and, as applicable, Section 17. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall, in his or her discretion, declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Without limiting any remedy available to the Corporation, a stockholder may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable), any control person or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 16, otherwise failed to comply with this Section 16 (or with any law, rule or regulation identified in this Section 16) or provided false or misleading information to the Corporation.

Notwithstanding the provisions of Section 15, this Section 16 and Section 17, a stockholder shall also comply with all applicable requirements of state and federal laws, including the Exchange Act, the Corporation’s Certificate of Incorporation and these Bylaws with respect to the nomination, proposal or other matters set forth in such sections. Nothing in such sections shall be deemed to affect any rights (a) of any record or beneficial owner of stock to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 17. Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of an eligible person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a qualifying stockholder or qualifying group of stockholders that satisfy the requirements of this Section 17, including qualifying as an Eligible Stockholder (as defined in paragraph (D) below) and that expressly elects at the time of providing the written notice required by this Section 17 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy statement pursuant to this Section 17. For the purposes of this Section 17:

(1) “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (E) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (E) below) or qualifying as an Eligible Stockholder (as defined in paragraph (E) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate). A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 17, a stockholder’s (including any Constituent Holder’s) voting rights with respect to otherwise owned shares shall be deemed to continue during any period in which the stockholder has loaned out such shares in the ordinary course of its business so long as such stockholder retains the unrestricted power to recall such shares on no greater than five (5) business days’ notice or has delegated voting power over such shares for a given annual meeting by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(A) For purposes of this Section 17, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (F) below). The Corporation shall also include the name of the qualifying Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(B) To be timely, a stockholder’s Proxy Access Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation in the case of an annual meeting, not later than the 120th day nor earlier than the 150th day prior to the one-year anniversary of the date the Corporation commenced mailing of its definitive proxy materials (as stated in such proxy materials) for the preceding year’s annual meeting. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(C) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 17 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board of Directors) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 17 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1) the number of directors in office for whom access to the Corporation’s proxy materials was previously provided (or requested) pursuant to this Section 17, other than (a) any such director referred to in this clause (1) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two years; and

(2) the number of directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two years, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one;

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation; and provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 17 shall (a) rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the Permitted Number and (b) explicitly specify and include the respective rankings referred to in the foregoing clause (a) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominee(s) submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the Permitted Number, an Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 17 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached). If the Permitted Number is not reached after each Eligible Stockholder has had one (1) Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 17 thereafter withdraws, has such Stockholder Nominee’s nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 17.

(D) An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 17, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request

Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are (a) under common management and investment control, (b) under common management and funded primarily by a single employer, or (c) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 17. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 17 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(E) No later than the final date when a stockholder’s Proxy Access Notice pursuant to this Section 17 may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide, with respect to themselves and their Stockholder Nominee(s), the information and materials required to be disclosed or otherwise provided under Section 16 of this Article II in a stockholder’s notice and must provide the following information in writing to the Secretary of the Corporation:

(1) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares;

(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders; and

(3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and the respective affiliates and associates of such Eligible Stockholder, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(4) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 17;

(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) promulgated under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;

(e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 17; and

(f) will provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto;

(5) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the Corporation (and its affiliates) and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation, any of its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation, out of the information that the Eligible Stockholder (including such person) provided to the Corporation or out of any failure or alleged failure of the Eligible Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations pursuant to these Bylaws;

(b) comply with all laws, rules, regulations and listing standards applicable to nominations or solicitations in connection with the annual meeting of stockholders;

(c) promptly provide the Corporation with such other information as the Corporation may reasonably request; and

(d) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a stockholder’s Proxy Access Notice pursuant to this Section 17 may be timely delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 17 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(F) The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 17 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 17, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes (1) would violate any applicable law, regulation or listing standard, (2) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(G) No later than the final date when a stockholder’s Proxy Access Notice pursuant to this Section 17 may be timely delivered to the Corporation, each Stockholder Nominee must provide the representations and agreements required by Section 16 of this Article II and must:

(1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee:

(a) consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected;

(b) would be in compliance with, if elected, and will adhere to all applicable corporate governance, conflict of interest, confidentiality, stock ownership, trading policies and guidelines of the corporation publicly disclosed from time to time applicable to directors;

(c) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with such Stockholder Nominee’s nomination, service or action as a director of the Corporation that has not been previously disclosed to the Corporation;

(d) is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director that has not been disclosed to the Corporation or any such agreement, arrangement or understanding that that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;

(2) complete, sign and submit all questionnaires, representations and agreements required by these Bylaws or of the Corporation’s directors generally (in the forms provided by the Corporation reasonably promptly upon written request of a stockholder);

(3) provide the Corporation with a copy of the Schedule 14N that has been or will be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended; and

(4) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in paragraph (I) below apply and to determine if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

(H) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders pursuant to this Section 17 but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (2) does not receive votes cast in favor of the Stockholder Nominee’s election of at least twenty-five (25)% of the shares represented in person or by proxy at the annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 17 for the next two annual meetings. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders pursuant to this Section 17, but subsequently is determined not to satisfy the eligibility requirements of this Section 17 or any other provision of these Bylaws, the Corporation’s Certificate of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(I) The Corporation shall not be required to include, pursuant to this Section 17, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation (and the Corporation may disregard any such nomination and not have any vote on any such Stockholder Nominee occur):

(1) for which the Secretary receives a notice that any stockholder has nominated or intends to nominate a person for election to the Board of Directors pursuant to Section 16 of this Article II;

(2) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(3) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(4) who has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(5) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(6) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(7) if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 17 or any agreement, representation or undertaking required by this Section 17; or

(8) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on any such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 17 or the Eligible Stockholder (or any Constituent Holder) becomes ineligible to nominate a director for inclusion in the Corporation’s proxy materials pursuant to this Section 17 or withdraws its nomination or a Stockholder Nominee becomes unwilling, unavailable or ineligible to serve on the Board of Directors, whether before or after the Corporation’s issuance of the definitive proxy statement.

If the Board of Directors, its designee or the officer of the Corporation presiding at the meeting determines that a nomination was not made in accordance with the foregoing procedures or that any of the foregoing disqualifying criteria apply, the person presiding at the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(J) This Section 17 is the sole and exclusive manner for stockholders to include nominees for director election in the Corporation’s proxy materials.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of members of the Board of Directors shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to the rights of the holders of Preferred Stock, if any. Except as provided in Section 2 of this Article III, other than in a Contested Election of Directors (as defined below), directors shall be elected if the number votes cast for the nominee’s election exceeds the number of votes cast against the nominees election. In a Contested Election of Directors, directors shall be elected by a plurality of the votes cast on the election of directors. The term “Contested Election of Directors” shall mean an annual or special meeting of the Corporation with respect to which (a) the Secretary of the Corporation receives a notice that a stockholder has nominated or intends to nominate one or more persons person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 16 (and, as applicable, Section 17) of these Bylaws and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders (regardless of whether thereafter revised or supplemented). Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors.

A director shall hold office until the annual meeting for the year in which such director’s term expires and thereafter until such director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the members of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. Thereafter, at each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 2. Vacancies. Subject to applicable law and to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy, whether resulting from an increase in the number of directors of such class or otherwise, shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy, not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair, if there be one, or the Chief Executive Officer or a majority of the entire Board of Directors, and shall be held at such place, on such date and at such time as they or such Chair or Chief Executive Officer shall specify. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail posted not less than five (5) days before the date of the meeting, by telephone, email, facsimile or telegram or other means of electronic communication delivered or sent not less than twelve (12) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting, irrespective of whether such business is set forth in such notice.

Section 5. Organization. At each meeting of the Board of Directors, the Chair of the Board of Directors, or, in the absence of the Chair of the Board of Directors, a director chosen by a majority of the directors present, shall act as chair of the meeting. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chair of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or upon the conditions therein specified or, if no time or conditions are specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote at an election of directors.

Section 7. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place (if any) of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board of Directors by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission. After an action is taken, the writing or writings or electronic transmissions or transmissions shall be filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

A majority of any committee may determine its procedures and fix the time and place (if any) of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 4 of this Article III. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash and/or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for service as committee members.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, also may choose a Chair of the Board of Directors (who must be a director), a Vice Chair of the Board of Directors (who must be a director) and one or more Vice Presidents, Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers as the Board of Directors from time to time may deem proper. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chair of the Board of Directors and the Vice Chair of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors or, except in the case of an officer elected by the Board of Directors, by the Chair of the Board of Directors or the Chief Executive Officer. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor, such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chair of the Board of Directors. The Chair of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors. The Chair of the Board of Directors shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5. Vice Chair of the Board of Directors. The Vice Chair of the Board of Directors, if there be one, shall assume all of the duties of the Chair of the Board of Directors assigned by these Bylaws in the event of the absence or disability of the Chair of the Board of Directors. The Vice Chair of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be the senior officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except that the other officers, employees and agents of the Corporation may sign and execute documents when so authorized by these Bylaws, by or in accordance with a resolution adopted by the Board of Directors or by or in accordance with a resolution adopted by the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 7. President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of the inability or refusal of the Chief Executive Officer to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation. One person may hold both the Chief Executive Officer and the President offices.

Section 8. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to such officer by the Board of Directors.

Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 10. Chief Financial Officer. The Chief Financial Officer shall provide oversight of the Treasurer, if a separate person holds such office, and have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 11. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, Chief Financial Officer, President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers, employees or agents, notwithstanding any provision of these Bylaws.

ARTICLE V

STOCK

Section 1. Uncertificated Shares. Unless otherwise provided by resolution of the Board of Directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 2. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 4. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director or member of a committee of the Board of Directors, such notice may be given either personally, telephonically, by mail, courier service or electronic transmission or by other lawful means. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee of the Board of Directors or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or a committee of the Board of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by resolution of the Board of Directors.

Section 4. Corporate Seal. The Corporation may have a corporate seal in such form as determined by the Board of Directors, which may be altered at its pleasure, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving in such official capacity), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving in such official capacity), against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Delaware Court”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court or such other court shall deem proper.

Section 3. Authorization of Indemnification. To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to the Delaware Court for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII if a claim for indemnification is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation. The basis of such indemnification by the Delaware Court shall be a determination by such court that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the present or former director or officer seeking indemnification has not met any applicable standard of conduct. In any such action, the Corporation shall bear the burden of proving that the present or former director or officer is not entitled to indemnification. Notice of any application for indemnification pursuant to this Section 4 shall be given to the Corporation promptly upon the filing of such application. To the fullest extent permitted by law, if successful, in whole or in part, the present or former director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 5. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending or otherwise participating in any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. If a claim for advancement of expenses pursuant hereto is not paid in full within 60 days of a request therefor, a present or former director or officer may bring an action in the Delaware Court to recover the unpaid amount of such claim. To the fullest extent permitted by law, if successful in whole or in part in any such action, such person shall be entitled to be paid also the expenses of prosecuting such action. The Corporation shall bear the burden of proving that such person is not entitled to an advancement of such person’s expenses.

The Corporation may bring an action in the Delaware Court to recover an advancement of expenses pursuant to the terms of an undertaking, but the Corporation shall bear the burden of establishing that it is entitled to recover such expenses because the present or former director or officer who received such advancement of expenses has not met the applicable standard of conduct for indemnification set forth in Section 1 or 2 (as applicable) of this Article VIII. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a presumption that the present or former director or officer against whom the action is brought has not met any applicable standard of conduct. To the fullest extent permitted by law, if such present or former director or officer is successful in whole or in part in defending any such action, such person shall be entitled to be paid also the expenses of defending such suit.

Section 6. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 9. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article VIII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 10. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 of this Article VIII) or advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer (or the heirs, executors or personal or legal representatives of such director or officer) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

ARTICLE IX

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (iii) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Article IX.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

AMENDMENTS

Section 1. Amendments. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares of capital stock of the

Corporation outstanding and entitled to vote thereon, except that, unless approved by a majority of the entire Board of Directors, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares of capital stock of the Corporation outstanding and entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Bylaws inconsistent with the purpose and intent of any provision of any of Article II, Section 3, 9, 13, 15 or 16 or Article III, Section 1, 2 or 6, Article VIII and Article X of these Bylaws.

Section 2. Entire Board of Directors. As used in this Article X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE XI

EMERGENCY BYLAWS

This Article XI shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

Adopted as of: October 31, 2022